1 Array Technologies 4Q 2022 Earnings Call March 21, 2023

2 Disclaimer Forward-Looking Statements and Other Information This presentation contains forward-looking statements, as the term is used within federal securities laws. All statements other than those of historical fact which appear in this presentation, including (without limitation) statements regarding our future results, financial positions, operations, business strategies, plans, objectives, expectations, intentions, and predictions, are forward-looking statements. Additional indicators that a statement is forward-looking may include the use of descriptors or qualifiers, such as: “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Important factors that could cause actual results to differ materially from our expectations include: (i) if demand for solar energy projects does not continue to grow or grows at a slower rate than we anticipate, our business will suffer; (ii) the viability and demand for solar energy are impacted by many factors outside of our control, which makes it difficult to predict our future prospects; (iii) a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment, could harm our business and negatively impact revenue, results of operations and cash flow; (iv) a drop in the price of electricity derived from the utility grid or from alternative energy sources may harm our business, financial condition, results of operations and prospects; (v) defects or performance problems in our products could result in loss of customers, reputational damage and decreased revenue, and we may face warranty, indemnity and product liability claims arising from defective products; (vi) an increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets could make it difficult for customers to finance the cost of a solar energy system and could reduce the demand for our products; (vii) existing electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; (viii) the interruption of the flow of materials from international vendors could disrupt our supply chain, including as a result of the imposition of additional duties, tariffs and other charges on imports and exports; (ix) changes in the U.S. trade environment, including the imposition of import tariffs, could adversely affect the amount or timing of our revenues, results of operations or cash flows; (x) the reduction, elimination or expiration of government incentives for, or regulations mandating the use of, renewable energy and solar energy specifically could reduce demand for solar energy systems and harm our business; (xi) if we fail to, or incur significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary rights, our business and results of operations could be materially harmed; (xii) we may need to defend ourselves against third-party claims that we are infringing, misappropriating or otherwise violating others’ intellectual property rights, which could divert management’s attention, cause us to incur significant costs and prevent us from selling or using the technology to which such rights relate; (xiii) significant changes in the cost of raw materials could adversely affect our financial performance; (xiv) we are dependent on transportation and logistics providers to deliver our products in a cost efficient manner, and disruptions to transportation and logistics, including increases in shipping costs, could adversely impact our financial condition and results of operations; (xv) the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers; (xv) we face risks related to actual or threatened health epidemics, such as the COVID-19 pandemic, and other outbreaks, which could significantly disrupt our manufacturing and operations; (xvii) provisions in our certificate of incorporation and our bylaws may delay or prevent a change of control; (xviii) our integration of STI Norland; (xix) the ongoing conflict in Ukraine, (xx) uncertain credit and global financial markets, including rising inflation and interest rates and recent bank failures; (xxi) the implementation of the IRA may not deliver as much growth as we are anticipating; and (xxii) we may be unable to remediate our material weaknesses on a timely basis or at all These forward-looking statements are only predictions. They relate to future events, performance, and variables, and involve risks and uncertainties both known and unknown. It is possible that levels of activity, performance or achievements will materially differ from what is implied by the forward-looking statements contained within this presentation and associated materials and explication. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward- looking statements as guarantees of future events, or implications of certainty. The forward-looking statements in this presentation represent our expectations as of the date the presentation was created. We anticipate that subsequent events and developments will cause our expectations to change. We undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this presentation. Non-GAAP Financial Information This presentation includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share. We define Adjusted EBITDA as net income (loss) to common shareholders plus (i) interest expense, (ii) other (income) expense, (iii) income tax expense (benefit), (iv) depreciation expense, (v) amortization of intangibles, (vi) equity-based compensation, (vii) remeasurement of the fair value of contingent consideration, (viii) ERP implementation costs, (ix) certain legal expense and settlements, and (x) other costs. We define Adjusted Net Income as net income (loss) to common shareholders plus (i) amortization of intangibles, (ii) amortization of debt discount and issuance costs (iii) equity-based compensation, (iv) remeasurement of the fair value of contingent consideration, (v) ERP implementation costs, (vi) certain legal expense and settlements, (vii) other costs, and (viii) income tax (expense) benefit of adjustments. A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this presentation. We define Adjusted Net Income per share as Adjusted Net Income divided by the diluted weighted average number of shares outstanding for the applicable period. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the Appendix for the reconciliations of certain non-GAAP financial measures to the comparable GAAP measures. Market and Industry Data This presentation also contains information regarding our market and our industry that is derived from third-party research and publications. That information may rely upon a number of assumptions and limitations, and we have not independently verified its accuracy or completeness.

3 Business Update Kevin Hostetler

4 Executive Summary | 4Q and FY Results 4Q 2022 Highlights 4Q 2022 Select Financials ► Total revenue growth of 83%, Organic revenue growth of 22% ► Gross Margin of 20.0%, up 1530 bps from Q4 2021 ► Adjusted EBITDA increased to $51.7 million, from $0.5 million in Q4 2021 ► Free Cash Flow of $85.7 million $0.5 $51.7 Adjusted EBITDA(1) Adjusted EBITDA % 2021 2022 $219.9 $402.1 Revenue 2021 2022 (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure 0.2% 12.9% Full Year 2022 Highlights ► Total revenue growth of 92%, Organic revenue growth of 49% ► Gross Margin of 13.9%, up 420 basis points from 2021 ► Adjusted EBITDA increased to $128.7 million, from $43.2 million in FY 2021 ► Free Cash Flow of $130.9 million Full Year 2022 Select Financials $43.2 $128.7 Adjusted EBITDA(1) Adjusted EBITDA % 2021 2022 $853.3 $1,637.5 Revenue 2021 2022 5.1% 7.9%

5 Industry & Market Update U.S. Outlook • Short-term outlook remains healthy despite timing uncertainty caused by module availability and IRA domestic content • IRA Manufacturing credits will represent earnings upside in the near and long-term, but its too early to estimate how much • Multi-year health of the industry remains incredibly strong on the back of the Inflation Reduction Act • Market growth will create geographic diversity in project sites requiring flexible product offerings • Strategic relationships across the value-chain will become increasingly important Rest of World Outlook • Post election, the Brazilian solar market is poised for healthy growth in 2023 • Australia expected to rebound as EPC and interconnect issues of the past improve; in-country content will be an important differentiator • Demand in Western Europe expected to be slightly tempered until regulators introduce meaningful legislation • Continue to evaluate other areas of the world as solar continues to expand

Business & Offering Update

ARRAY TECHNOLOGIES

A Full Suite of Tracker Offerings....

DuraTrack

- Industry's only tracker capable of 32 linked rows
- Fewest number of components
- Zero scheduled maintenance

OmniTrack

- Specifically designed for uneven and challenging terrain
- Allows up to 1° slope change in the torque tube
- Forecasted reduction of up to 98% in site grading work

H250

- Designed for sites with irregular boundaries
- Supports highly angled blocks or fragmented project areas
- Demonstrated success across Europe and South America

...Coupled With an Expanding Software Offering

SmarTrack Diffuse and Backtracking

- Determines optimal row position based on site specifics
- Improves over time to optimize site performance

SmarTrack Weather Response

- Launching Q2 2023
- Connection to weather service providers
- Automated hail and snow stow

6

7 Financial Update Nipul Patel

8 4Q 2022 Financial Results Three Months Ended December 31, ($ in millions, except EPS Data) 2022 2021 Y/Y Revenue $402.1 $219.9 +$182.2 Gross margin 20.0% 4.7% + 1530 bps Net income (loss) to Common Shareholders ($17.3) ($32.1) +$14.8 Diluted EPS ($0.11) ($0.24) +$0.13 Adjusted EBITDA(1) $51.7 $0.5 +$51.2 Adjusted net income(1) $15.0 ($7.8) +$22.8 Adjusted, Diluted EPS(1) $0.10 ($0.06) +$0.16 Free Cash Flow(2) $85.7 ($98.5) +$184.2 (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure (2) Free Cash Flow calculated as cash from (used in) operating activities less purchase of property, plant and equipment 4Q Snapshot Q/Q Comparison ► Revenue up 83% from addition of $133 million of STI Norland business; organic increase in revenue of 22% due to higher ASP ► Gross margin increased to 20.0% from 4.7%; exiting the year within our “high teens to low twenties” benchmark ► Adjusted EBITDA increased to $51.7 million, compared to $0.5 million for the prior-year period on improved gross margin ► Free cash flow of $85.7 million a $184.2 million improvement from prior year on better working capital efficiency and improved profitability

9 2022 Financial Results Full Year Ended, December 31, ($ in millions, except EPS Data) 2022 2021 Y/Y Revenue $1,637.5 $853.3 +$784.2 Gross margin 13.9% 9.7% + 420 bps Net income (loss) to Common Shareholders ($43.6) ($66.1) +$22.5 Diluted EPS ($0.29) ($0.51) $0.22 Adjusted EBITDA(1) $128.7 $43.2 +$85.5 Adjusted net income(1) $57.3 $8.7 +$48.6 Adjusted, Diluted EPS(1) $0.38 $0.07 +$0.31 Free Cash Flow(2) $130.9 ($266.5) +$397.4 (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure (2) Free Cash Flow calculated as cash from (used in) operating activities less purchase of property, plant and equipment Full Year Snapshot Y/Y Comparison ► Revenue up 92% from addition of $370 million of STI Norland business; organic increase of 49% due to both an increase in MW shipped and higher ASPs ► Gross margin increased to 13.9% from 9.7% driven larger proportion of projects with improved pass-through pricing of commodities ► Adjusted EBITDA increased to $128.7 million, compared to $43.2 million for the prior-year period on higher revenue and improved gross margin ► Free cash flow of $130.9 million a $397.4 million improvement from prior year on better working capital efficiency and improved profitability

10 FY2023 Guidance (1) A reconciliation of projected adjusted EBITDA and adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from adjusted EBITDA and adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2023 outlook, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results. Revenue $1.80 billion to $1.95 billion Adjusted EBITDA(1) $240 million to $265 million Adjusted net income per common share(1) $0.75 to $0.85 Full Year Ending December 31, 2023 ► Adjusted SG&A between $30 million - $33 million per quarter ► Interest between $10 - $11 million per quarter ► Preferred dividends between $13 - $14 million per quarter ► Effective Tax Rate for Adjusted EPS: 24% - 26% ► Free Cash Flow of >$100 million Planning Assumptions Segment Specifics Legacy Array STI Norland Revenue $1.375 billion to $1.475 billion $425 million to $475 million Gross Margin Low Twenties Low Twenties

11 Appendix

Adjusted EBTIDA Reconciliation

ARRAY TECHNOLOGIES

($ in thousands)

	Three Months Ended December 31,		Year Ended December 31,	
	2022	2021	2022	2021
Net income (loss)	$ (5,251)	$ (21,901)	$ 4,432	$ (50,403)
Preferred dividends and accretion	12,009	10,236	48,054	15,715
Net loss to common shareholders	$ (17,260)	$ (32,137)	$ (43,622)	$ (66,118)
Other income (expense), net	(2,816)	408	(2,789)	905
Legal settlement[(a)]	—	—	(42,750)	—
Foreign currency (gain) loss	813	—	(1,155)	—
Preferred dividends and accretion	12,009	10,236	48,054	15,715
Interest expense	9,804	6,706	33,513	35,475
Income tax (benefit) expense	13,799	(5,225)	(9,384)	(10,718)
Depreciation expense	704	614	2,571	2,439
Amortization of intangibles	24,667	5,877	98,188	23,507
Equity-based compensation	3,091	2,052	14,768	16,323
Contingent consideration	1,474	1,625	(4,507)	2,696
Legal expense[(b)]	984	1,549	5,990	2,574
M&A[(c)]	(206)	3,125	10,564	4,867
Other costs [(d)]	4,635	5,623	19,291	15,553
Adjusted EBITDA	**$ 51,698**	**$ 453**	**$ 128,732**	**$ 43,218**

(a) Settlement in our favor resulting from the action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets.

(b) Represents certain legal fees and other related costs associated with (i) action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets for which a judgement has been entered in our favor, (ii) actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, and (iii) other litigation/settlements. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

(c) Represents fees related to the acquisition of STI Norland.

(d) For the three months ended December 31, 2022, other costs represent (i) $1.4 million related to certain professional fees incurred related to the integration of STI Norland, (ii) $1.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $1.4 million of executive transition and payroll related costs that we do not anticipate repeating in the future. For the three months ended December 31, 2021, other costs represent (i) $5.1 million of remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event (ii) $0.5 million of certain professional fees & payroll related costs we do not expect to incur in the future. For the twelve months ended December 31, 2022, (i) $7.2 million related to certain professional fees incurred related to integration, (ii) $6.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $5.3 million associated with the transition of CEOs as well as other one-time executive payroll related costs that we do not anticipate repeating in the future. For the twelve months ended December 31, 2021, other costs represent (i) $5.6 million of one-time logistics charges incurred primarily due to supplier constraints and port issues (ii) $6.2 million of remediation and damages incurred because of a shutdown of a key supplier due to a severe weather (iii) $2.0 million of costs associated with our IPO and Follow-on Offering (iv) $1.7 million of professional fees and payroll related costs we do not expect to incur in the future.

12

Adjusted Net Income Reconciliation

ARRAY TECHNOLOGIES

($ in thousands)

	Three Months Ended December 31,		Year Ended December 31,	
	2022	2021	2022	2021
Net income (loss)	$ (5,251)	$ (21,901)	$ 4,432	$ (50,403)
Preferred dividends and accretion	12,009	10,236	48,054	15,715
Net loss to common shareholders	$ (17,260)	$ (32,137)	$ (43,622)	$ (66,118)
Amortization of intangibles	24,667	5,877	98,188	23,507
Amortization of debt discount and issuance costs	1,854	1,039	6,858	15,036
Preferred accretion	6,009	4,805	23,249	7,489
Equity based compensation	3,091	2,052	14,768	16,323
Contingent consideration	1,474	1,625	(4,507)	2,696
Legal expense(a)	984	1,549	5,990	2,574
M&A (b)	(206)	4,740	10,564	6,482
Legal settlement(c)	—	—	(42,750)	—
Other costs(d)	4,635	5,623	19,291	15,553
Income tax expense of adjustments(e)	(10,205)	(3,669)	(30,773)	(15,473)
Non-recurring income tax adjustments related to the IRS settlement and CARES Act	—	662	—	662
Adjusted Net Income (Loss)	**$ 15,043**	**$ (7,834)**	**$ 57,256**	**$ 8,731**

(a) Represents certain legal fees and other related costs associated with (i) action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets for which a judgement has been entered in our favor, (ii) actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, and (iii) other litigation/settlements. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

(b) Represents fees related to the acquisition of STI Norland.

(c) Settlement in our favor resulting from the action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets.

(d) For the three months ended December 31, 2022, other costs represent (i) $1.4 million related to certain professional fees incurred related to the integration of STI Norland, (ii) $1.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $1.4 million of executive transition and payroll related costs that we do not anticipate repeating in the future. For the three months ended December 31, 2021, other costs represent (i) $5.1 million of remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event (ii) $0.5 million of certain professional fees & payroll related costs we do not expect to incur in the future. For the twelve months ended December 31, 2022, (i) $7.2 million related to certain professional fees incurred related to integration, (ii) $6.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $5.3 million associated with the transition of CEOs as well as other one-time executive payroll related costs that we do not anticipate repeating in the future. For the twelve months ended December 31, 2021, other costs represent (i) $5.6 million of one-time logistics charges incurred primarily due to supplier constraints and port issues (ii) $6.2 million of remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event (iii) $2.0 million of costs associated with our IPO and Follow-on Offering (iv) $1.7 million of professional fees and payroll related costs we do not expect to incur in the future.

(e) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

13

14 Adjusted EPS Reconciliation Three Months Ended December 31, Year Ended December 31, 2022 2021 2022 2021 Loss per common share Basic $ (0.11) $ (0.25) $ (0.29) $ (0.51) Diluted $ (0.11) $ (0.25) $ (0.29) $ (0.51) Weighted average common shares outstanding Basic 150,463 130,146 149,819 129,984 Diluted 150,463 130,146 149,819 129,984 Adjusted income (loss) per common share Basic $ 0.10 $ (0.06) $ 0.38 $ 0.07 Diluted $ 0.10 $ (0.06) $ 0.38 $ 0.07 Weighted average common shares outstanding Basic 150,463 134,991 149,819 129,984 Diluted 151,571 134,991 150,436 130,146